STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of May 13, 2024 (the “Effective Date”), between MiNK Therapeutics, Inc., a Delaware corporation (the “Company”), and the investor set forth on Exhibit A hereto (the “Purchaser”).

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act; and

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Anti-Money Laundering Laws” has the meaning ascribed to such term in Section

3.1(r).

“Applicable Health Laws” has the meaning ascribed to such term in Section 3.1(aa). “Authorizations” has the meaning ascribed to such term in Section 3.1(aa). “Board of Directors” means the board of directors of the Company.

“Board of Directors Observer” is an individual designated to attend and observe meetings of a company's board of directors to provide insight and oversight into board proceedings without holding an official position on the board.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date hereof or such other date as mutually agreed upon by the Parties.

“Common Stock” has the meaning ascribed to such term in the Recitals. “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Ropes & Gray LLP, with offices located at Prudential Tower, 800 Boylston Street, Boston, MA 02199.

“Company Product” has the meaning ascribed to such term in Section 3.1(aa). “Confidential Data” has the meaning ascribed to such term in Section 3.1(bb). “Disclosure Schedules” means the schedules attached to this Agreement. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended. “FDA” means the U.S. Food and Drug Administration.

“GAAP” has the meaning ascribed to such term in Section 3.1(g).

“Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“HIPAA” has the meaning ascribed to such term in Section 3.1(bb). “IFRS” has the meaning ascribed to such term in Section 3.1(g).

“Intellectual Property” means patents, patent applications, trademarks, trademark applications, service marks, trade names, trade dress, trade secrets, know-how, inventions and discoveries and invention disclosures whether or not patented, copyrights in both published and unpublished works, including without limitation all compilations, data bases and computer programs, materials and other documentation, licenses, internet domain names and other intellectual property rights and similar rights.

“IT Systems” has the meaning ascribed to such term in Section 3.1(bb).

“knowledge of the Company” and similar phrases, including “to the Company’s knowledge,” means the knowledge after reasonably inquiry of the Chief Executive Officer and Treasurer of the Company.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Contract” means any written or oral contract, agreement, deed, mortgage, lease, sublease, license, instrument, note, commitment, commission, undertaking, arrangement or understanding which is required to be filed as an exhibit by the Company with the Commission pursuant to Items 601(b)(1), 601(b)(2), 601(b)(4), 601(b)(9) or 601(b)(10) of Regulation S-K promulgated by the Commission.

“Material Adverse Effect” means any (i) material adverse effect on the legality, validity or enforceability of this Agreement, (ii) material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Nasdaq” means the Nasdaq Capital Market (or any successor thereto). “Party” means any party to this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Privacy Laws” has the meaning ascribed to such term in Section 3.1(cc). “Privacy Statements” has the meaning ascribed to such term in Section 3.1(cc). “Process” or “Processing” has the meaning ascribed to such term in Section 3.1(cc). “Purchase Price” has the meaning ascribed to such term in Section 2.1.

“Purchaser’s Counsel” means Orrick, Herrington & Sutcliffe LLP with offices located at 222 Berkeley Street, Suite 2000, Boston, MA 02116.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctions” has the meaning ascribed to such term in Section 3.1(q). “SEC Reports” has the meaning ascribed to such term in Section 3.1(g). “Shares” has the meaning ascribed to such term in Section 2.1.

“Subsidiary” means the Company’s subsidiaries, as set forth on Schedule 1.1. “Third Party” means any Person (other than a Governmental Authority) other than the Purchaser, the Company or any Affiliate of the Purchaser or the Company. “Trading Day” means a day on which Nasdaq is open for trading.

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 48 Wall Street, Floor 23, New York, NY 10005, and a shareholder services number of (800) 937-5449, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1
Purchase and Sale of Shares; Closing. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser at the Closing, and the Purchaser agrees to purchase from the Company at the Closing, that number of shares of Common Stock set forth on Exhibit A (the “Shares”), at a price per share of $1.25 (the “Purchase Price”). Subject to the satisfaction or waiver of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur on the date hereof at the offices of Purchaser’s Counsel, or such other location as the Parties shall mutually agree.
2.2
Deliveries at Closing. At the Closing, subject to the terms and conditions of this Agreement:
(a)
the Company shall deliver to the Purchaser a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Shares to the Purchaser, provided that the Company shall use its commercially reasonable efforts to cause the Transfer Agent to deliver evidence of issuance as promptly as practicable following the Closing Date;
(b)
Company Counsel shall deliver to the Purchaser a legal opinion in the form reasonably acceptable to the Purchaser; and
(c)
the Purchaser shall pay to the Company, by wire transfer of immediately available funds to an account or accounts designated in writing by or on behalf of the Company to the Purchaser, the Purchase Price.
2.3
Closing Conditions.
(a)
The obligation of the Company to sell the Shares to the Purchaser at the Closing is subject to the following conditions being met or waived in writing by the Company:
(i)
the representations and warranties of the Purchaser contained in Section 3.2 shall be true and correct as of the date hereof;

(ii)
the Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Purchaser on or before the Closing; and
(iii)
the Purchaser shall have delivered the Purchase Price.
(b)
The obligation of the Purchaser to purchase the Shares at the Closing is subject to the following conditions being met or waived in writing by the Purchaser:
(i)
the representations and warranties of the Company contained in Section 3.1 shall be true and correct as of the date hereof;
(ii)
the Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing;
(iii)
the Company shall deliver to the Purchaser a certificate executed by an authorized officer of the Company confirming the conditions set forth in Sections 2.3(b)(i) and 2.3(b)(ii) have been duly satisfied;
(iv)
the Company shall have delivered the item set forth in Section 2.2(a) of this Agreement;
(v)
Company Counsel shall have delivered the item set forth in Section 2.2(b) of this Agreement; and
(vi)
there shall be no Material Adverse Effect with respect to the Company existing as of the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1
Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, the Company hereby represents and warrants to the Purchaser as of the date hereof (unless specifically made as of another date, in which case as of such other date) as follows:
(a)
Capitalization. The capitalization of the Company as of March 31, 2024 is as set forth on Schedule 3.1(a). Except as disclosed on Schedule 3.1(a), the Company has not issued any capital stock since March 31, 2024, other than pursuant to the exercise of stock options or the vesting of unvested shares under the Company’s equity incentive plans, and the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan, as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.1(a) and as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Neither the issuance and sale of the Shares will obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(b)
Litigation. There are no actions, suits, proceedings or investigations, to the knowledge of the Company, pending or currently threatened against the Company that: (i) question or challenge the validity of this Agreement, the issuance of the Shares contemplated hereby, or (ii) would, if there were an unfavorable decision, have or could reasonably be expected to result in a Material Adverse Effect on the Company. As of the date hereof, there is no other material action, suit, or proceeding pending or, to the knowledge of the Company, currently threatened in writing against the Company. As of the date hereof, there are no material outstanding consents, orders, decrees or judgments of any governmental entity naming the Company. Neither the Company, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.
(c)
Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and as described in the SEC Reports. The Company is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.
(d)
Authorization. All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and for the issuance of the Shares have been taken. The Company has the requisite corporate power to enter into this Agreement and to carry out and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Purchaser, will be a valid and binding agreement of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

(e)
Subsidiaries. Except as would not reasonably be expected to result in a Material Adverse Effect, each Subsidiary (i) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding shares of capital stock of each Subsidiary are, where applicable, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Other than the Subsidiaries, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Except as disclosed in the SEC Reports, the Company is not a participant in any material joint venture, partnership or similar arrangement.
(f)
No Conflict with Other Instruments. Neither the execution, delivery nor performance of this Agreement, nor the issuance of the Shares contemplated hereby will result in (i) any violation of, be in conflict with, cause any acceleration or any increased payments under, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company’s certificate of incorporation or bylaws;

(b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any law, rule or regulation applicable to the Company; or (d) any note, mortgage, Material Contract, license, waiver, exemption, order or permit; or (ii) the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject.

(g)
Disclosure Documents. The Company’s Common Stock is registered under Section 12 of the Exchange Act. For the two years preceding the date hereof, the Company has filed, on a timely basis or has received a valid extension as of such time of filing and has thereafter made such filings prior to the expiration of any such extension, all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), and the Company has paid all fees and assessments due and payable in connection with the SEC Reports. As of their respective dates, the SEC Reports complied in all material respects with all statutes and applicable rules and regulations of the Commission, including the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) or, to the extent applicable, the International Financial Reporting Standards (“IFRS”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or IFRS, as applicable, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. KPMG LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the SEC Reports, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. There are no material unconsolidated subsidiaries of the Company or any material off-balance sheet arrangements of any type (including any off-balance sheet arrangements required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the SEC Reports filed prior to the date hereof, nor any obligations to enter into any such arrangements. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the Commission or its staff. The Common Stock is listed on Nasdaq, and the Company has taken no action designed to, or which would be reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. The Company has not received any notification that, and has no knowledge that, the Commission or Nasdaq is contemplating terminating such listing or registration. To the Company’s knowledge, no stop order or suspension of trading of the Common Stock has been imposed by Nasdaq, the Commission or any other Governmental Authority and remains in effect.

(h)
Absence of Certain Events and Changes. Except as otherwise disclosed in the SEC Reports, since the date of the Company’s Annual Report on Form 10-K for the year ended on December 31, 2023: (i) the Company has conducted its business in the ordinary course consistent with past practice, (ii) there has not been any event, change or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (iii) the Company has not incurred any material liabilities (contingent or otherwise) other than expenses incurred in the ordinary course of business consistent with past practice, (iv) the Company has not altered its method of accounting in any material respect, and (v) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.
(i)
Intellectual Property. Except as otherwise disclosed by the Company in writing to the Purchaser on or before the date hereof, the Company owns, or has the right pursuant to a valid, written license agreement to use and exploit, all Intellectual Property used in or necessary for the conduct of the business of the Company and that is material to the business of the Company as conducted as of the Closing (the “Company Intellectual Property”). To the knowledge of the Company, (i) all issued patents and registered trademarks that are Company Intellectual Property and that are owned by the Company are valid and enforceable and are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post registration filing of affidavits of use and incontestability and renewal applications), and (ii) there is no existing infringement or misappropriation by another Person of any of the Company Intellectual Property. Except as disclosed in the SEC Reports, since January 1, 2021, no claims have been asserted by a Third Party in writing (a) alleging that the conduct of the business of the Company has infringed or misappropriated any Intellectual Property rights of such Third Party, or (b) challenging or questioning the validity or effectiveness of any Intellectual Property right of the Company, and, to the Company’s knowledge, there is no valid basis for any such claim. No loss or early expiration of any of the Company’s material Intellectual Property is pending, or, to the Company’s knowledge, threatened. The Company has taken reasonable steps in accordance with standard industry practices to protect its rights in the Company Intellectual Property and at all times has maintained the confidentiality of all information used in connection with the business that constitutes or constituted a trade secret of the Company.

(j)
Compliance. The Company has all material permits, licenses, franchises, authorizations, orders and approvals of (collectively, “Permits”), and has made all filings, applications and registrations with, governmental entities that are required in order to permit the Company to own or lease its properties and assets and to carry on its business as presently conducted. Neither the issuance or sale of the Shares hereunder, nor the performance of the Company’s other obligations under this Agreement, will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Company, its businesses or operations or any of its assets or properties. The Company and the Subsidiaries have complied and are in compliance in all material respects with all Permits, statutes, laws, regulations, rules, judgments, orders and decrees of all governmental entities applicable to it that relate to its business. The Company has not received any notice alleging noncompliance, and, to the knowledge of the Company, the Company is not under investigation with respect to, or threatened to be charged with, any material violation of any applicable statutes, laws, regulations, rules, judgments, orders or decrees of any governmental entities. The Company has not received any notice of proceedings relating to the revocation or modification of any Permit. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Except as disclosed in the SEC Reports, since January 1, 2021, the Company has not entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.
(k)
Valid Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, and, based in part on the representations of the Purchaser in Section 3.2 of this Agreement, will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser.

(l)
Governmental and Third-Party Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other Third Party on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.
(m)
No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.
(n)
No Undisclosed Liabilities. The Company does not have any liabilities (contingent or otherwise), except for (i) liabilities reflected or reserved against in financial statements of the Company (or otherwise disclosed in the accompanying footnotes) included in the SEC Reports filed with the Commission prior to the date of this Agreement,

(ii) liabilities incurred in the ordinary course of business or otherwise disclosed in SEC Reports subsequent to the period covered by the Company’s Annual Report on Form 10-K for the year ended on December 31, 2023 and (iii) liabilities that have not been and would not reasonably be expected to be material.

(o)
Internal Controls; Disclosure Controls. ( i ) The Company has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is designed to provide reasonable assurance that

(i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports or as disclosed to the Purchaser prior to the entry into this Agreement, (i) the Company’s internal controls over financial reporting are effective and (ii) the Company is not aware of any material weakness in its internal controls over financial reporting.

(ii) The Company has implemented and maintains disclosure controls and procedures (as required by Rule 13a-15(a) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the timeframes specified by the Commission’s rules and forms (and such disclosure controls and procedures are effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors: (i) any significant deficiencies and material weaknesses known to it in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud known to it, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company’s disclosure controls and procedures are effective.

(p)
Foreign Corrupt Practices. Since January 1, 2021, none of the Company, the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of the Subsidiaries has taken any action, directly or indirectly, that is in violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any applicable similar laws in foreign jurisdictions in which the Company is currently, or has previously, conducted its business.
(q)
Compliance with Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is a Person that is, or is more than fifty (50) percent owned in the aggregate by or acting on behalf of one or more Persons that are, currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business (i) with any Person that, at the time of such funding, is a designated target of Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions.
(r)
Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted for the past five (5) years in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering

Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s)
Company Not An Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
(t)
Shell Company. As of the date hereof and the Closing Date, the Company is not a “shell company” nor a former “shell company” (as defined in Rule 405 of the Securities Act) and has never been a “shell company.”
(u)
Solvency. The Company has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.
(v)
No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.
(w)
Private Placement. Neither the Company nor the Subsidiaries or any of their respective affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3.2, the issuance of the Shares are exempt from registration under the Securities Act.
(x)
Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares or the Common Stock, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
(y)
Whistleblowers. To the knowledge of the Company, as of the date hereof,

no employee of the Company or any of the Subsidiaries has provided since January 1, 2021 or is providing information to any law enforcement agency regarding the violation of any applicable law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or its Subsidiaries. Neither the Company nor its Subsidiaries have discharged, demoted or suspended an employee of the Company or its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(z)
Takeover Laws. The Board of Directors has taken all action necessary to render inapplicable to the Purchaser (individually and collectively) the restrictions on “business combinations” set forth in Section 203 of the Delaware General Corporation Law and, to the knowledge of the Company, any similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law applicable to transactions between the Purchaser and the Company.

(aa) Health Laws and FDA Compliance. Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) each of the Company and each of its Subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company or its Subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company and its Subsidiaries or out- licensed by the Company and its Subsidiaries (each a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar (collectively, “Applicable Health Laws”); (ii) the Company and its Subsidiaries possess all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Health Laws and/or for the ownership of their properties or the conduct of their business as it relates to a Company Product and as described in the Company SEC Documents (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any term of any such Authorizations; (iii) neither the Company nor any of its Subsidiaries has received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Authority alleging or asserting noncompliance with any Applicable Health Laws or Authorizations relating to a Company Product; (iv) neither the Company nor any of its Subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or Third Party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Health Laws or Authorizations; and (v) neither the Company nor any of its Subsidiaries has received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations.

(bb) Security. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the

Company and its subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws (as defined in Section 4.36); and (vii) any other piece of information that alone, or combined with other information, allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the knowledge of the Company and except as would not reasonably be expected to have a Material Adverse Effect, during the past three (3) years, there have been no breaches, outages or unauthorized uses of or accesses to the IT Systems, Confidential Data, and Personal Data.

(cc) Compliance with Data Privacy Laws. The Company and its subsidiaries are, and in the past three (3) years were, in material compliance with all applicable state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including HIPAA, the California Consumer Privacy Act, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected to have a Material Adverse Effect, at all times since January 1, 2021 provided accurate notice of its Privacy Statements then in effect to its clients, employees, third-party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The Company further represents that neither it nor any of its subsidiaries: (i) has received notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(dd) Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company that are described in the SEC Reports were and, if still pending, are being, conducted in all material respects in accordance with any applicable protocols submitted to the FDA or any Governmental Authority exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws, rules and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company, and the results thereof, contained in the SEC Reports are accurate and complete in all material respects; to the Company’s knowledge, there are no subsequent studies, tests or preclinical and clinical trials, the results of which call into question the results described in the SEC Reports; and the Company has not received any notices or correspondence from the FDA, any Governmental Authority exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(ee) Taxes. (i) The Company and its Subsidiaries have filed all tax returns that are required to have been be filed by each of them or has requested extensions of the filing date thereof and (ii) the Company and its Subsidiaries have paid all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except in the case of clause (i) and (ii), for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business and (iii) there are no tax audits ongoing of which the Company has received written notice.

(ff) Insurance. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for a company (i) in the businesses and location in which the Company is engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. The Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a

Material Adverse Effect, whether or not arising in the ordinary course of business.

(gg) Related Party Transactions. No director or Affiliate of the Company, nor any family member of any officer, director or Affiliate of the Company, has entered into any transaction with the Company or any of the Subsidiaries that would be required to be disclosed under Item 404 of Regulation S-K that has not been disclosed in the Company SEC Documents as required by the rules and regulations of the Commission.

(hh) Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company or a Subsidiary, as the case may be, enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company and each Subsidiary, as the case may be, is in compliance with all material terms of the Material Contracts to which it is party, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or any Subsidiary under any such Material Contract or, to the knowledge of the Company and each Subsidiary, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

(ii) Ineligible Issuer. The Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(jj) Real Property. The Company and its subsidiaries have good and marketable title to all real properties and all personal properties other tangible properties and assets owned by them, in each case free from Liens and defects, except such as would not have or would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with which the Company and its subsidiaries are in compliance and with no exceptions, except such as would not have or would not reasonably be expected to have a Material Adverse Effect.

(kk) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(ll) Labor Disputes. No labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(mm) Environmental Laws. Except as described in the SEC Reports or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any subsidiary has violated or is in violation of any Applicable Laws relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required for their operations under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial Actions relating to any Environmental Law against the Company or any subsidiary and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an Action by any private party or Governmental Entity, against or affecting the Company or any subsidiary relating to Hazardous Materials or any Environmental Laws.

(nn) ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect; or (iv) a non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company as compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

(oo) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans.

(pp) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

3.2
Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof (unless specifically made as of another date, in which case as of such other date) as follows:
(a)
Legal Power. The Purchaser has the requisite corporate power to enter into this Agreement and to carry out and perform its obligations hereunder.
(b)
Due Execution. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, will constitute a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.
(c)
Investment Representations. In connection with the offer, purchase and sale of the Shares, the Purchaser makes the following representations:
(i)
The Purchaser is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and has no present intention to effect, or any present or contemplated plan, agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for, any distribution of the Shares.
(ii)
The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel.
(iii)
The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Shares and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(iv)
The Purchaser understands that the Shares have not been registered under the Securities Act or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (x) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from registration under the Securities Act; or (y) the Shares are sold or transferred pursuant to Rule 144.
(v)
The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser by or on behalf of the Company in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.
(vi)
The Purchaser is an “accredited investor” as defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.
(d)
Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Purchaser.
(e)
Legends.
(i)
In connection with the issuance and sale of the Shares, the Purchaser understands that each of the Shares, whether certificated or in book-entry form, will be endorsed with the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(ii)
Notwithstanding the foregoing, the Company shall, at its sole expense, remove the foregoing legend within three Business Days after the receipt of a written request for legend removal by the Purchaser, which request may be made: (i) upon any sale of such securities effected in accordance with Rule 144, (ii) at such time as when the Shares or the underlying Shares may be sold without volume restrictions pursuant to Rule 144 or (iii) following the time that a Resale Registration Statement registering the Shares is declared effective. In the case of clauses (i) and (ii) above, the Purchaser’s written request for legend removal shall be accompanied by such evidence as reasonably requested by the Company that a public sale or transfer of such Shares may be made without registration under the Securities Act. To the extent that the foregoing legend is being removed pursuant to the foregoing clause (iii) and prior to a sale of the legended Shares, the Purchaser covenants that it will only sell, transfer or otherwise dispose of such Shares pursuant to the Resale Registration Statement and subject to the limitations set forth in Article IV.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

REGISTRATION RIGHTS

4.1
Definitions. For the purpose of this Section 4:
(a)
the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 4.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and
(b)
the term “Registrable Shares” means the Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the holder complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance.
4.2
Registration Procedures and Expenses. The Company shall:
(a)
use best efforts to file a Resale Registration Statement (the “Mandatory Registration Statement”) with the Commission on or before August 15, 2024 (the “Filing Date”) to register the applicable Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415);
(b)
use its commercially reasonable efforts to cause each Mandatory Registration Statement to be declared effective within 30 days following each Filing Date (or, in the event the staff of the Commission (the “Staff”) reviews and has written comments to any Mandatory

Registration Statement, within 90 days following the receipt of such written comments) (the earlier of the foregoing or the applicable date set forth in Section 1.1(h), the “Effectiveness Date”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement;

(c)
notwithstanding anything contained in this Agreement to the contrary, in the event that the Commission limits the amount of Registrable Shares or otherwise requires a reduction in the number of Registrable Shares that may be included and sold by the Purchaser in a Mandatory Registration Statement (in each case, subject to Section 4.3), then the Company shall prepare and file

(i) within 20 business days of the first date or time that such excluded Registrable Shares may then be included in a Resale Registration Statement if the Commission shall have notified the Company that certain Registrable Shares were not eligible for inclusion in such Resale Registration Statement or (ii) in all other cases, within 30 days following the date that the Company becomes aware that such additional Resale Registration Statement is required (the “Additional Filing Date”), a Resale Registration Statement (any such Resale Registration Statement registering such excluded Registrable Shares, an “Additional Registration Statement” and, together with the Mandatory Registration Statement, a “Resale Registration Statement”) to register any Registrable Shares that have been excluded (or, if applicable, the maximum number of such excluded Registrable Shares that the Company is permitted to register for resale on such Additional Registration Statement consistent with Commission guidance), if any, from being registered on the Mandatory Registration Statement;

(d)
use its commercially reasonable efforts to cause any such Additional Registration Statement to be declared effective as promptly as practicable following the Additional Filing Date, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of any such Additional Registration Statement;
(e)
prepare and file with the Commission such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4.6 below, subject to the Company’s right to suspend pursuant to Section 4.5;
(f)
furnish to the Purchaser such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchaser;
(g)
file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchaser and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section 1.1(g) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(h)
upon notification by the Commission that a Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall within five business days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two business days later);
(i)
upon notification by the Commission that that a Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;
(j)
advise the Purchaser promptly:
(i)
of the effectiveness of a Resale Registration Statement or any post- effective amendments thereto;
(ii)
of any request by the Commission for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;
(iii)
of the issuance by the Commission of any stop order suspending the effectiveness of a Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
(iv)
of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;
(k)
cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed;
(l)
bear all expenses in connection with the procedures in paragraphs (a) through

(l) of this Section 4.2 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states; and

(m)
if (i) the initial Resale Registration Statement covering the Registrable Shares is not filed with the Commission on or prior to the Filing Date or (ii) the initial Resale Registration Statement or any other Resale Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the applicable Effectiveness Date (any such failure or breach in clauses (i) or (ii) above being referred to as an “Event,” and, for purposes of clauses (i) and (ii), the date on which such Event occurs, being referred to as an “Event Date”), then, in addition to any other rights the Purchaser may have hereunder or under applicable law on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company will pay to the Purchaser an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1% of the aggregate purchase price paid by the Purchaser pursuant to this Agreement for any Registrable Shares held by the Purchaser on the Event Date. The

Liquidated Damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Such payments shall constitute the Purchaser’s exclusive monetary remedy for such events, but shall not affect the right of the Purchaser to seek injunctive relief. Such payments shall be made to the Purchaser in cash no later than five (5) Business Days after the date payable (such applicable date, the “Payment Date”). Interest shall accrue on the amount of Liquidated Damages that are not be paid by the Payment Date at the rate of 1% per month, accruing daily from the date such Liquidated Damages are due until such amount, plus interest thereon, is paid in full. Notwithstanding any other provision herein, with respect to the Purchaser (i) the Filing Date and each Effectiveness Date for a Resale Registration Statement shall be extended, without default by or Liquidated Damages payable by the Company to the Purchaser hereunder if the Company’s failure to make such filing or obtain such effectiveness results from the failure of the Purchaser to timely provide the Company with information requested by the Company and necessary to complete a Resale Registration Statement in accordance with the requirements of the Securities Act (in which case any such deadline would be extended with respect to all Registrable Shares held by the Purchaser until such time as the Purchaser provides such requested information), and (ii) in no event shall the aggregate amount of Liquidated Damages (or interest thereon) paid under this Agreement to the Purchaser exceed, in the aggregate, 5% of the aggregate purchase price of the Shares purchased by the Purchaser under this Agreement.

4.3
Rule 415; Cutback.

If at any time the Staff takes the position that the offering of some or all of the Registrable Shares in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall (in consultation with legal counsel to Purchaser) use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Purchaser is not an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.3, the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Purchaser as an “underwriter” in such Registration Statement without the prior written consent of the Purchaser. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 4 shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be 10 business days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the earlier of (A) the fifth (5th) Business Day after the Commission informs the Company (orally or in writing, whichever is earlier) that no review of such Resale Registration Statement will be made or that the Commission has no further comments on such Resale Registration Statement and (B) 30th day immediately after the Restriction Termination Date (or the 90th day immediately after the Restriction Termination Date if the Commission reviews such Resale Registration Statement).

4.4
Indemnification.
(a)
The Company agrees to indemnify and hold harmless the Purchaser, and the partners, members, managers, officers, directors, trustees, advisors, employees and agents of the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser, and its partners, members, officers, directors or controlling Persons for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Loss”) arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser, or their partners, members, officers, directors or controlling persons specifically for use in preparation of a Resale Registration Statement; or (ii) any breach of this Agreement by the Purchaser; provided further, however, that the Company shall not be liable to the Purchaser (or any partner, member, officer, director or controlling Person of the Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) any Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or any Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Purchaser to the Person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, any Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or the Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Purchaser to the person asserting the claim from which such Loss resulted or (iii) the Purchaser sold Registrable Shares in violation of the Purchaser’s covenant contained in Section Error! Reference source not found. of this Agreement.
(b)
The Purchaser agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs a Resale Registration Statement and each director of the Company), from and against any Losses to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Purchaser or untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of a Resale Registration Statement, and the Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4.4(b) be greater in amount than the dollar amount of the proceeds received by the Purchaser upon the sale of such Registrable Shares (net of all expenses paid by the Purchaser in connection with any claim relating to this Section 4.4(b) and the amount of any damages the Purchaser has otherwise been required to pay by reason of such untrue statement or omission).

(c)
Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.
(d)
If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.
4.5
Prospectus Suspension. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to a Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 consecutive trading days or 60 total trading days in any 12 month period (any such suspension, an “Allowed Delay”) and that, in the good faith judgment of the Board, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its stockholders. The Company shall use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable and shall provide prompt written notice to Purchaser whose Registrable Shares are included in the Resale Registration Statement of the termination of an Allowed Delay and take such other reasonable actions to permit registered sales of Registrable Shares as contemplated hereby.

4.6
Termination of Obligations. The obligations of the Company pursuant to Section 4.2 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of

(a) such time such Registrable Shares have been resold, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 1.1(b) hereof.

4.7
Reporting Requirements.
(a)
With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to:
(i)
make and keep public information available, as those terms are understood and defined in Rule 144;
(ii)
file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(iii)
so long as the Purchaser owns Registrable Shares, to furnish to the Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144.
4.8
Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

ARTICLE V.

COVENANTS AND ADDITIONAL AGREEMENTS

5.1
Non-Public Information. The Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company will publicly announce this Agreement and the transactions contemplated herein via a Current Report on Form 8-K, which will be filed within one Business Day from the Effective Date. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
5.2
Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or regulations of the Office of Foreign Assets Control of the U.S. Treasury Department.
5.3
Listing of Common Stock, No Integrated Offerings. The Company shall take no action designed to, or which to the knowledge of the Company is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed on such other trading market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock, including the Shares, on Nasdaq and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of Nasdaq. The Company agrees to use reasonable best efforts to file with the Commission in a timely manner all reports and other filings required of the Company under the Securities Act and the Exchange Act. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale to the Purchaser of the Shares, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of Nasdaq.
5.4
Voting Commitment. For a period of twelve (12) months immediately following the Closing Date, the Purchaser shall vote, or cause to be voted, all shares of Common Stock then beneficially owned by the Purchaser, in accordance with the recommendation of the Board of Directors on any and all matters presented to the Company’s stockholders.
5.5
Form D. The Company shall file a Form D with respect to the Shares as required under Regulation D and, to the extent the Form D is not publicly available on the Commission’s EDGAR reporting system, to provide a copy thereof to the Purchaser promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Share for sale and issuance to the Purchaser at the Closing pursuant to this Agreement under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification), and, if requested by Purchaser, shall provide evidence of any material action so taken to the Purchaser on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or blue sky laws of the states of the United States following the Closing Date.

5.6
Lock-Up. Without the prior written consent of the Company, during the period commencing on the Closing Date and ending on November 9, 2024, the Purchaser will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares, in cash or otherwise.

ARTICLE VI.

MISCELLANEOUS

6.1
Publicity. Except for the Current Report on Form 8-K described in Section 4.1, as otherwise required by judicial order or applicable law, rule or regulation, or as set forth below, neither Party shall make any public announcement concerning this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. The Party preparing any such public announcement shall provide the other Party with a draft thereof at least three (3) Business Days prior to the date on which such Party would like to make the public announcement. Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees, in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party. Notwithstanding the terms of this Section 5.1, either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, based on the advice of such Party’s legal counsel, to comply with applicable laws, rules and regulations, including the rules and regulations promulgated by the Commission or any other Governmental Authority. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 5.1, the Parties will consult with one another on the terms of this Agreement for which confidential treatment will be sought in making any such disclosure. If a Party wishes to disclose this Agreement or any of the terms hereof in accordance with this Section 5.1, such Party agrees, at its own expense, to seek confidential treatment of the portions of this Agreement or such terms as may be reasonably requested by the other Party; provided that the disclosing Party shall always be entitled to comply with legal requirements, including the requirements of the Commission. Either Party may also disclose the existence and terms of this Agreement in confidence to its attorneys and advisors, and to potential acquirors (and their respective professional advisors), in connection with a potential merger, acquisition or reorganization and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, or to existing and potential sublicensees or to permitted sublicensees and assignees, in each case under an agreement to keep the terms of this Agreement confidential under terms of confidentiality and non-use substantially no less rigorous than the terms contained in this Agreement and to use such information solely for the purpose permitted pursuant to this Section 5.1.

For purposes of clarity, either Party may issue a press release or public announcement or make such other disclosure if the content of such press release, public announcement or disclosure has previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates.

6.2
Fees and Expenses. All reasonable documented fees and expenses of the Purchaser incurred in connection with the purchase of the Shares, including any post-closing matters related therewith, shall be paid by the Company, up to a maximum aggregate amount of $20,000. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.
6.3
Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into this Agreement.
6.4
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:

If to the Company:

MiNK Therapeutics

149 Fifth Avenue Suite 500 New York, NY 10010 Attention: Legal

email: robert.foster@saponiqx.com

with a copy to:

Ropes & Gray LLP Prudential Tower 800 Boylston Street

Boston, Massachusetts 02199, USA Attention: Zachary Blume

Email: zachary.blume@ropesgray.com

If to the Purchaser:

GKCC, LLC

Attention: Katie Chudnovsky

Address: 501 Silverside Road, Suite 87AVA Wilmington, DE 19809

Email: yekatie@gmail.com

with a copy to:

Orrick, Herrington and Sutcliffe LLP

Attention: Stephen Thau, Esq.; Albert Vanderlaan, Esq. 222 Berkeley St #2000

Boston, MA 02116

Email: sthau@orrick.com; avanderlaan@orrick.com

6.5
Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.
6.6
Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
6.7
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, as applicable, by the provisions of this Agreement that apply to “the Purchaser.”
6.8
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
6.9
Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, USA, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT

BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER

WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.10
Survival of Representation and Warranties. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.
6.11
Execution in Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
6.12
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
6.13
Replacement of Securities. If any certificate or instrument evidencing any of the Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.
6.14
Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
6.15
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
6.16
Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MiNK Therapeutics, Inc.

By: /s/ Jennifer Buell

Name: Jennifer Buell

Title: Chief Executive Officer

GKCC, LLC

By: /s/ Yekaterina Chudnovsky

Name: Yekaterina Chudnovsky

Title: Manager

Schedule 1.1

Subsidiaries

AgenTus Therapeutics Limited AgenTus Therapeutics SA

Schedule 3.1(a)

Capitalization

As of March 31, 2024, the authorized capital stock of the Company consisted of (a) 150,000,000 shares of Common Stock, par value $0.00001, of which (i) 34,699,056 shares were issued and outstanding, (ii) 4,668,799 shares have been reserved for issuance and remain available under the Company’s equity incentive plans, , (iii) 1,347,597 shares have been reserved for issuance under the Company’s Employee Stock Purchase Plan; and (b) 5,000,000 shares of Preferred Stock, par value of $0.00001.

35

Exhibit A

Purchaser

Purchaser	Investment Amount	No. Shares Purchased
GKCC, LLC	$5,800,000	4,640,000

36